UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2012

BLACKBAUD, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50600	11-2617163
(Commission File Number)	(IRS Employer ID Number)

2000 Daniel Island Drive, Charleston, South Carolina 29492
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(e) On December 16, 2012, Blackbaud, Inc. and certain of its officers including, but not limited to named executive officers Anthony W. Boor, Charles T. Cumbaa, Jana B. Eggers and Kevin W. Mooney, executed Employee Agreements which amend certain provisions of their existing employment agreements (“Original Employment Agreements”), previously filed with the Securities and Exchange Commission as Exhibits 10.55 and 10.57 to Blackbaud’s Annual Report on Form 10-K for the year ended December 31, 2011 and Exhibits 10.49 and 10.50 to Blackbaud’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011. In order to be consistent with other Blackbaud agreements, including the Amended and Restated Employment and Noncompetition Agreement, as amended by and between Blackbaud and its chief executive officer Marc E. Chardon, the Employee Agreements shorten the duration of the non-competition and non-solicitation provisions of the Original Employment Agreements from two years to one year. Likewise, the Employee Agreements also limit the geographic scope of the non-competition provision of the Original Employment Agreements to the United States. Except as otherwise described above, the Original Employment Agreements remain substantially in effect.

The foregoing description of the Employee Agreements is qualified in its entirety by reference to the form of Employee Agreement which will be filed as an exhibit to Blackbaud’s Annual Report on Form 10-K for the year ending December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date: December 20, 2012	/s/ Anthony W. Boor
Anthony W. Boor,
Senior Vice President and Chief Financial Officer